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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                 AMENDMENT NO. 1 TO

                                       FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")


                          FLAG TELECOM HOLDINGS LIMITED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               BERMUDA                                  NOT APPLICABLE
---------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

  EMPORIUM BUILDING, 69 FRONT STREET
         HAMILTON HM12, BERMUDA                         NOT APPLICABLE
---------------------------------------     ------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/


Securities Act registration statement file number to which this form relates:
  333-94899
---------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

        Title of Each Class               Name of Each Exchange on Which
        to be so Registered               Each Class is to be Registered
        -------------------               ------------------------------

NOT APPLICABLE                       NOT APPLICABLE
-----------------------------------  -------------------------------------------



Securities to be registered pursuant to Section 12(g) of the Exchange Act:

        Title of Each Class               Name of Each Exchange on Which
        to be so Registered               Each Class is to be Registered
        -------------------               ------------------------------

COMMON SHARES, PAR VALUE $.0006 PER  NASDAQ NATIONAL MARKET; LONDON
SHARE                                STOCK EXCHANGE
-----------------------------------  -------------------------------------------

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of the securities to be registered hereby as set forth under the caption "Description of Capital Stock" in (i) the prospectus (subject to completion) dated January 18, 2000 and included in Part I of the Registration Statement (Registration No. 333-94899) on Form F-1 (as amended, the "Registration Statement") of the registrant originally filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on January 18, 2000 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, is incorporated herein by reference.

                  The securities to be registered hereby have been approved for quotation on the Nasdaq National Market under the symbol "FTHL".

ITEM 2.           EXHIBITS

                  The following exhibits are filed as part of this registration statement:


    Exhibit No.       Exhibit Description
    -----------       -------------------

        3.1*          Memorandum of Association of the Company

        3.2*          By-Laws of the Company

        4.1*          Form of Common Share certificate of the Company


*Previously filed with the Commission as exhibits to the Registration Statement and incorporated herein by reference pursuant to Rule 12b-32(a) of the Exchange Act and Rule 102 of Regulation S-T.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       FLAG TELECOM HOLDINGS LIMITED
                               -------------------------------------------------
                                                (Registrant)

Date:   February 8, 2000                 By: /s/ Stuart Rubin
      --------------------------------      -----------------------------------
                                            Name:  Stuart Rubin
                                            Title: General Counsel and
                                                   Assistant Secretary